UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

FTAC OLYMPUS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39469	98-1540161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2929 Arch Street, Suite 1703

Philadelphia, PA

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Ticker Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	FTOCU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	FTOC	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one Class A ordinary share	FTOCW	Nasdaq Capital Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by FTAC Olympus Acquisition Corporation, a Cayman Islands exempted company (“FTOC”), on February 3, 2021, FTOC, New Starship Parent Inc., a Delaware corporation (“New Starship”), Starship Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of New Starship (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of New Starship (“Second Merger Sub”), and Payoneer Inc., a Delaware corporation (“Payoneer” or the “Company”, and collectively with FTOC, New Starship, First Merger Sub and Second Merger Sub, the “Parties”), entered into an Agreement and Plan of Reorganization (as amended on February 16, 2021, May 10, 2021 and June 22, 2021 the “Reorganization Agreement”) providing for a business combination involving FTOC and Payoneer. (the “Reorganization”).

On June 23, 2021, FTOC held an extraordinary general meeting of stockholders (the “Special Meeting”) via remote communication to vote on the following proposals: (1) a proposal to approve the Reorganization and adopt the Reorganization Agreement (the “Reorganization Proposal”); (2) a proposal to approve by special resolution FTOC being transferred by way of continuation to Delaware pursuant to Part XII of the Companies Law (as amended) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware (“DGCL”) and, immediately upon being de-registered in the Cayman Islands, FTOC being continued and domesticated as a corporation under the laws of the State of Delaware (the “Domestication Proposal ”), (3) a proposal to approve the material differences between the amended and restated certificate of incorporation of New Starship to be in effect following the Reorganization and FTOC’s current amended and restated memorandum and articles of association (the “Charter Proposal”), (4) a proposal to approve the 2021 Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan incorporates corporate governance best practices to align our equity compensation program with the interests of our shareholders (the “Incentive Plan Proposal”), (5) a proposal to approve the New Starship 2021 Employee Stock Purchase Plan (the “ESPP”). In designing the ESPP, the anticipated future equity needs were considered, and a total of 7,603,202 shares of common stock will be reserved for issuance under the ESPP. Our board of directors has approved the ESPP, subject to receiving shareholder approval (the “ESPP Proposal”) and (6) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Reorganization Agreement is not satisfied or waived (the “Adjournment Proposal”).

The Adjournment Proposal was not presented at the Special Meeting because there were enough votes to approve the Reorganization Proposal, the Domestication Proposal, the Charter Proposal, the Incentive Plan Proposal and the ESPP Proposal.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of FTOC at the Special Meeting.

The Reorganization Proposal. A proposal to approve the Reorganization and adopt the Reorganization Agreement:

For	Against	Abstain	Broker Non-Votes
61,730,228	1,336,265	3,469	0

The Domestication Proposal. A proposal to approve the Domestication Proposal:

For	Against	Abstain	Broker Non-Votes
61,728,600	1,335,968	5,394	0

The Charter Proposal. A proposal to approve the Charter Proposal:

For	Against	Abstain	Broker Non-Votes
60,760,943	1,342,881	966,138	0

The Incentive Plan Proposal. A proposal to approve the Incentive Plan:

For	Against	Abstain	Broker Non-Votes
59,168,977	2,480,698	1,420,287	0

The ESPP Proposal. A proposal to approve the ESPP:

For	Against	Abstain	Broker Non-Votes
60,246,544	1,391,115	1,432,303	0

Item 7.01	Regulation FD Disclosure

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of FTOC under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

On June 23, 2021, the Company issued a press release announcing the approval of the Reorganization and other related proposals by the Company’s stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of June 23, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2021

FTAC Olympus Acquisition Corporation

/s/ Ryan M. Gilbert
Name: Ryan M. Gilbert
Title: President and Chief Executive Officer